UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 24, 2022

PEAPACK-GLADSTONE FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

New Jersey	001-16197	22-3537895
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Hills Drive, Suite 300, Bedminster, New Jersey	07921
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (908) 234-0700

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	PGC	The NASDAQ Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Deferred Compensation Agreements Extended for an Additional Five Years. The Deferred Compensation Agreements, originally effective as of August 4, 2017, between Peapack-Gladstone Bank (the “Bank”), a wholly owned subsidiary of Peapack-Gladstone Financial Corporation (the “Company”), and each of Douglas Kennedy, President and Chief Executive Officer of the Company and the Bank; John Babcock, Senior Executive Vice President of the Company and President of Private Wealth Management; and Jeffrey Carfora, Senior Executive Vice President and Chief Financial Officer of the Company and the Bank (the “Executives”), were due to mature June 30, 2022. On March 24, 2022, the Bank extended the term of such agreements for an additional five-year period by entering into amended and restated agreements with each of the Executives.

Under the amended and restated agreements, commencing on July 1, 2022, and on the first day of each calendar quarter for a period of five years, the Bank will make quarterly contributions of $50,000 ($100,000 for Mr. Kennedy) to each Executive’s deferral account provided certain financial metrics have been achieved. Additionally, the amended and restated agreements remove a provision that would require the benefits to be reduced by the amount necessary to avoid any excise tax or penalties under Internal Revenue Code Section 280G. All other terms of the amended and restated agreements remain materially the same.

The foregoing description of the amended and restated agreements does not purport to be complete and is qualified in its entirety by reference to the amended and restated agreements included as Exhibits 10.1, 10.2, and 10.3 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Title

10.1	Amended and Restated Deferred Compensation Agreement, originally effective as of August 4, 2017, and amended and restated as of March 24, 2022, by and among Peapack-Gladstone Financial Corporation, Peapack-Gladstone Bank, and Douglas L. Kennedy.

10.2	Amended and Restated Deferred Compensation Agreement, originally effective as of August 4, 2017, and amended and restated as of March 24, 2022, by and among Peapack-Gladstone Financial Corporation, Peapack-Gladstone Bank, and John P. Babcock.

10.3	Amended and Restated Deferred Compensation Agreement, originally effective as of August 4, 2017, and amended and restated as of March 24, 2022, by and among Peapack-Gladstone Financial Corporation, Peapack-Gladstone Bank, and Jeffrey J. Carfora.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

Dated: March 30, 2022	By:	/s/ Jeffrey J. Carfora
Jeffrey J. Carfora
Senior Executive Vice President and Chief Financial Officer